Exhibit 10.1

Share Purchase Agreement

(the "Agreement")

dated 18 December 2015

between

Oakridge Global Energy Solutions (Hong Kong) Ltd., Units 306 & 307, 3/F, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Sheung, Hong Kong

("Seller A")

and

Precept Fund Management SPC on behalf of Precept Fund Segregated Portfolio, Ground Floor, Harbour Centre, P.O. Box 1569, George Town, Grand Cayman KY1-1110, Cayman Islands

("Seller B" and together with Seller A, the "Sellers")

and

Precept Fund Management SPC, Ground Floor, Harbour Centre, 42 North Church Street, George Town, Grand Cayman KY1-1110, Cayman Islands

and

Golden Partner International SA SPF, 7 Boulevard Emmanuel Servais, 2535 Luxemburg

("Purchaser")

regarding

the purchase and sale of 11,248,822 shares of Leclanché SA, ("Company")

Share Purchase Agreement

Preamble

The Company is a Swiss share corporation, having its registered office at Avenue des Sports 42, 1400 Yverdon-les-Bains, Switzerland, company number CH-550.0.085.092-7.

The Sellers desire to sell a total of 11,248,822 registered shares ("Shares") of the Company and Purchaser desires to purchase 11,248,822 registered shares of the Company, according to the terms and conditions set out in this Agreement.

1.	Sale and Purchase of Shares

1.1	Shares

Seller A sells 11,000,000 Shares to Purchaser and Seller B sells 248,822 Shares to Purchaser and Purchaser purchases the 11,248,822 Shares from Sellers.

1.2	Purchase Price

The purchase price ("Purchase Price") for the 11,248,822 Shares is CHF 20,247,879.

1.3	Transfer of Risk and Benefit

Risk and benefit shall pass at the closing upon transfer of the Shares.

2.	Closing

2.1	Time of Closing

The consummation of the purchase and sale provided for in this Agreement will take place by payment against delivery by

-	Purchaser making a payment of the amount of (i) CHF 15,840,000, to the account with DBS Bank (Hong Kong) Ltd. of Seller A with value date 22 December 2015 or such later date as mutually agreed between the parties and (ii) CHF 1,980,000 immediately after one representative of the Purchaser has been appointed to the board of the Company and (iii) CHF 1,980,000 immediately after a second representative of the Purchaser has been appointed to the board of the Company, provided that the amounts owed pursuant to (ii) and (iii) herebefore shall be owed to the extent that one or two representatives, respectively, of the Purchaser were elected to the board of the Company within 180 days after the date of this Agreement.

-	Purchaser making a payment of (i) CHF 358,303 to the account with DBS Bank (Hong Kong) Ltd. of Seller B with value date 22 December 2015 or such later date as mutually agreed between the parties and (ii) CHF 44,788 immediately after one representative of the Purchaser has been appointed to the board of the Company and (iii) CHF 44,788 immediately after a second representative of the Purchaser has been appointed to the board of the Company provided that the amounts owed pursuant to (ii) and (iii) herebefore shall be owed only to the extent that one or two representatives, respectively, of the Purchaser were elected to the board of the Company within 180 days after the date of this Agreement.

Share Purchase Agreement

-	Seller A and Seller B transferring the 11,248,822 Shares to the account with Edmond de Rothschild (Suisse) SA of Purchaser with value date 22 December 2015 or such later date as mutually agreed between the parties.

Trade date shall be 22 December 2015 and Purchaser and Sellers shall exchange instructions for payment and transfer on 22 December 2015 or such later date as mutually agreed between the parties.

2.2	Bank and closing details

The account details for the payment of amounts of the Purchase Price for the bank of the Seller A are:

DBS Bank Ltd., Hong Kong Branch
18th Floor, The Center
99 Queens Road Central
Hong Kong
DBS Bank Code: 016
Branch Code: 478
SWIFT Code: DHBKHKHH
A/C Number (CHF): XXXXXXX

The account details for the payment of amounts of the Purchase Price for the bank of the Seller B are:

DBS Bank (Hong Kong) Limited
18th Floor, The Center
99 Queens Road Central
Hong Kong
DBS Bank Code: 016
Branch Code: 478
SWIFT Code: DHBKHKHH
Multicurrency Account: XXXXXXX

The account details for the transfer of the Shares for the bank of the Purchaser are:

Edmond de Rothschild (Suisse) SA
18 rue de Hesse
1204 Geneva
Switzerland
BIC : PRIBCHGGXXX
SIS ID CH103275
a/c 2360786000
EDR (EUROPE)

3.	Representations and Warranties

Each of the Sellers represents and warrants for itself to the Purchaser that on the date of this Agreement:

(a)	it is the sole legal and beneficial owner, free from encumbrances, liens etc. of the

Share Purchase Agreement

respective Shares;

(b)	there are no agreements in relation to the Shares that would jeopardize a sale of the Shares under this Agreement;

(c)	the execution, delivery, completion and performance of this Agreement does violate neither any law, nor any judgment;

(d)	neither of the Sellers is a creditor or debtor of the Company, or has any present or future rights whatsoever against the Company after the transfer of the Shares under this Agreement; and

(e)	neither of the Sellers has granted any currently valid guarantees or security of whatever nature for obligations of the Company, or is the beneficiary of any currently valid guarantees or security granted by the Company.

4.	Undertakings

Precept Fund Management SPC undertakes as a condition to closing of this Agreement to

(a)	arrange that Stephen Barber will enter into a fiduciary agreement between Stephen Barber and the Purchaser until 22 December 2015 or such later date mutually agreed between the parties, under which Stephen Barber agrees to sit on the board of the Company for 12 months once appointed and to report to and to act on the instructions of the Purchaser as a fiduciary and as can be reasonably expected from such fiduciary.

(b)	arrange to deliver to the Purchaser a copy of the share ledger of the Company (or such proof satisfactory to the Purchaser) until 22 December 2015 or such later date mutually agreed between the parties evidencing the present shareholding of the Sellers in the Company.

(c)	arrange a telephone call within two business days after the date of this Agreement between the Purchaser and the CEO or another executive member of the Company.

5.	Information, Assistance and Cooperation

Each party shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing which is necessary under applicable law.

6.	Miscellaneous

6.1	Confidentiality

(a)	Purchaser and Seller will maintain in confidence, and will cause their representatives to maintain in confidence, the terms of this Agreement, unless (i) to the extent such terms are already known to the public, (ii) the disclosure of such terms is necessary or appropriate in making any filing, (iii) the disclosure of such

Share Purchase Agreement

terms is necessary in connection with legal or other official proceedings, or (iv) the disclosure is approved in writing by the other party.

(b)	If this Agreement is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

6.2	Expenses; Taxes

(a)	Each party will bear its own cost, including the fees of its counsels and advisors.

(b)	Each party bears the taxes which are levied on it as a consequence of the signing and/or closing of this Agreement.

6.3	Notices

All notices under this Agreement must be in writing or by email.

6.4	Further Assurances

The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

6.5	Amendments

This Agreement (including this section) shall not be amended or modified except by a document in writing duly executed by the Sellers and the Purchaser.

6.6	Severability

Any provision of this Agreement wholly or partially in conflict with any mandatory legal provisions of Swiss law shall be severable and the total or partial invalidity of such a clause shall not affect either the validity of the remainder of the clause concerned, or of the other clauses of this Agreement.

6.7	No Waiver

The failure of one of the parties to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be deemed a waiver of such provisions or rights or in any way affect the validity of this Agreement. The waiver of any breach of this Agreement by one of the parties shall not be construed as a waiver of any other prior or subsequent breach of this Agreement.

6.8	Entire Agreement

This Agreement, which form an integral part thereof, contain all the terms, conditions, representations, warranties, covenants and obligations agreed between the parties in relation to the purposes of this Agreement and replace all the parties' previous agreements and undertakings, whether written or oral, in relation to the purposes of this Agreement.

Share Purchase Agreement

7. Governing Law; Out-of-Court Settlement; Arbitration Clause

7.1	Governing Law

This Agreement shall be subject to and governed by the laws of Switzerland.

7.2	Out-of-Court Settlement; Arbitration

At first the parties shall try to find an amicable solution.

If the parties cannot agree on an amicable solution within 30 days upon receipt by one party of written notice from the other party making reference to this section, all disputes arising out of or in connection with the Agreement, including disputes on its conclusion, binding effect, amendment and termination shall be resolved, to the exclusion of the ordinary courts by a three-person Arbitral Tribunal in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce.

If there are not more than two parties involved in the procedure, each party nominates an arbitrator.

The decision of the Arbitral Tribunal shall be final, and the parties waive all challenge of the award in accordance with Art. 192 Private International Law Statute.

Share Purchase Agreement

___________________
Place, Date

Oakridge Global Energy Solutions (Hong Kong) Ltd.

___________________
Stephen Barber

___________________
Place, Date

Precept Fund Management SPC on behalf of Precept Fund Segregated Portfolio

___________________
Stephen Barber

___________________
Place, Date

Golden Partner International SA SPF _

___________________                      ___________________
Olivier Wibratte                                      Catherine Roux-Sevelle

___________________
Place, Date

Precept Fund Management SPC

___________________
Stephen Barber